Exhibit 99.1

News Release

JLL Reports Record Third-Quarter 2019 Revenue Performance
Revenue increased 13% (15% local currency1) to $4.5B; fee revenue1 increased 14% (16% local currency1) to $1.8B
CHICAGO, November 5, 2019 — Jones Lang LaSalle Incorporated (NYSE: JLL) today reported operating performance for the third quarter of 2019 with diluted earnings per share of $2.47 and adjusted diluted earnings per share1 of $3.52.

•	Record Real Estate Services revenue and fee revenue up 15% (17% local currency) and 20% (22% local currency), respectively

◦	Americas Capital Markets and Leasing fueled this exceptional growth

◦	Corporate Solutions double-digit increase further strengthened annuity base

•	Tremendous progress on HFF integration and outstanding results in first quarter following acquisition

•	Margins reflected continued healthy organic Real Estate Services expansion

•	LaSalle achieved a 19% increase in advisory fees, extending annuity growth momentum

•	Completed multi-year transformational implementation of financial and HR platforms

•	New $200 million share buyback program authorized and $0.43 per share dividend declared
“Record revenue, continued margin expansion in our Real Estate Services business and significant progress in the integration of our HFF acquisition drove another very successful quarter for JLL,” said CEO Christian Ulbrich. “We enter the fourth quarter with strong momentum and are confident in our ability to achieve excellent full-year results.”

Summary Financial Results ($ in millions, except per share data, “LC” = local currency)	Three months ended September 30,				Nine months ended September 30,
	2019	2018	% Change in USD	% Change in LC	2019	2018	% Change in USD	% Change in LC

Revenue	$4,495.6	$3,969.8	13%	15%	$12,582.7	$11,428.7	10%	13%
Revenue before reimbursements	2,545.8	2,213.7	15	17	6,855.6	6,268.1	9	12
Fee revenue[1]	1,815.4	1,591.4	14	16	4,764.5	4,366.4	9	12

Net income attributable to common shareholders	$128.9	$134.9	(4)	(3)	$260.7	$283.0	(8)	(7)
Adjusted net income attributable to common shareholders[1]	183.5	138.9	32	34	360.1	287.1	26	27

Diluted earnings per share[2]	$2.47	$2.93	(16)	(14)	$5.42	$6.16	(12)	(11)
Adjusted diluted earnings per share[1,2]	3.52	3.02	17	18	7.49	6.25	20	21

Adjusted EBITDA[1]	$299.9	$233.9	28	29	$622.0	$535.2	16	17
Adjusted EBITDA, Real Estate Services	263.3	174.8	51	52	525.7	409.4	28	29
Adjusted EBITDA, LaSalle	36.5	59.2	(38)	(38)	96.4	126.0	(23)	(21)
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release.
(2) In conjunction with the July 1, 2019, acquisition of HFF, 5.7 million shares of JLL common stock were issued, increasing the weighted average shares outstanding.

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JLL Reports Record Third-Quarter 2019 Revenue Performance - Page 2

Consolidated ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2019	2018			2019	2018
Leasing	$604.3	$573.4	5%	6%	$1,706.1	$1,528.5	12%	13%
Capital Markets	480.0	264.0	82	84	930.0	754.7	23	26
Property & Facility Management	2,312.8	2,137.0	8	10	6,886.8	6,382.9	8	10
Project & Development Services	785.9	633.5	24	27	2,119.3	1,822.1	16	20
Advisory, Consulting and Other	201.0	189.3	6	8	601.1	556.9	8	11
Real Estate Services (“RES”) revenue	$4,384.0	$3,797.2	15%	17%	$12,243.3	$11,045.1	11%	13%
LaSalle	111.6	172.6	(35)	(35)	339.4	383.6	(12)	(10)
Total revenue	$4,495.6	$3,969.8	13%	15%	$12,582.7	$11,428.7	10%	13%
Reimbursements	(1,949.8)	(1,756.1)	11	12	(5,727.1)	(5,160.6)	11	13
Revenue before reimbursements	$2,545.8	$2,213.7	15%	17%	$6,855.6	$6,268.1	9%	12%
Gross contract costs[1]	(717.7)	(617.0)	16	20	(2,073.7)	(1,892.4)	10	14
Net non-cash MSR and mortgage banking derivative activity	(12.7)	(5.3)	n.m.	n.m.	(17.4)	(9.3)	87	87
Total fee revenue[1]	$1,815.4	$1,591.4	14%	16%	$4,764.5	$4,366.4	9%	12%
Leasing	588.3	557.1	6	6	1,655.5	1,480.0	12	13
Capital Markets	458.6	248.0	85	87	884.7	712.7	24	27
Property & Facility Management	293.1	288.5	2	4	864.6	831.2	4	8
Project & Development Services	216.1	189.1	14	17	599.5	559.5	7	10
Advisory, Consulting and Other	153.6	140.4	9	12	437.5	415.8	5	9
RES fee revenue	1,709.7	1,423.1	20	22	4,441.8	3,999.2	11	14
LaSalle	105.7	168.3	(37)	(36)	322.7	367.2	(12)	(10)
Operating income	$171.6	$190.9	(10)%	(10)%	$347.1	$394.5	(12)%	(12)%
Equity earnings	$17.1	$3.4	n.m.	n.m.	$32.3	$27.2	19%	19%
Adjusted EBITDA[1]	$299.9	$233.9	28%	29%	$622.0	$535.2	16%	17%
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Consolidated Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

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JLL Reports Record Third-Quarter 2019 Revenue Performance - Page 3

Consolidated Third-Quarter 2019 Performance Highlights:
The company achieved significant growth of 17% and 22% in consolidated RES revenue and fee revenue, respectively, compared with 2018. This was led by Capital Markets, including $184.5 million of incremental revenue from the July 1, 2019, acquisition of HFF, Inc. ("HFF"), as well as strong organic contributions from Leasing and Project & Development Services. Geographically across service lines, Americas contributed 87% of the RES fee revenue growth for the quarter, on a local currency basis. LaSalle's revenue decline was attributable to expected lower incentive fees compared with prior year, partially offset by continued strong advisory fee growth.
Net income attributable to common shareholders was $128.9 million, compared with $134.9 million last year, and adjusted EBITDA was $299.9 million, compared with $233.9 million. Diluted earnings per share were $2.47, compared with $2.93 in 2018; adjusted diluted earnings per share were $3.52, up from $3.02 last year.
Adjusted EBITDA margin, calculated on a fee-revenue basis, was 16.5% in USD for the quarter (16.3% in local currency), compared with 14.7% in the prior-year quarter. The 180 basis-point net expansion of consolidated Q3 margin reflected 250 basis points from RES (which includes 110 basis points from HFF), partially offset by 70 basis points of contraction from LaSalle.
Balance Sheet and Cash Flows:
Total net debt was $1,526.8 million as of September 30, 2019, representing increases of $589.4 million and $784.0 million from June 30, 2019, and September 30, 2018, respectively. The increase in net debt reflects approximately $840 million of net cash outflow to acquire HFF.
Cash provided by operating activities for the third quarter of 2019 was $231.6 million, compared with $267.6 million in the prior-year quarter. The current quarter included approximately $95 million in net operating cash outflows relating to transaction and integration costs paid in conjunction with the acquisition of HFF and more than $40 million incremental outflows relating to timing of tax payments in 2019.
The company's Board of Directors declared a dividend of $0.43 per share. The dividend payment will be made on December 13, 2019, to shareholders of record at the close of business on November 15, 2019. Total 2019 dividends of $0.86 per share increased 5% from 2018.
On October 31, 2019, the company's Board of Directors approved a new share repurchase program authorizing the repurchase of up to $200 million of JLL common stock in the open market and privately negotiated transactions. The new program affirms confidence in JLL's business outlook and long-term commitment to maintaining investment-grade credit ratings. The new program cancels and replaces the existing share repurchase program, which has been dormant for more than a decade. As of November 5, 2019, there have been no shares repurchased in 2019 under the new or previous programs.

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JLL Reports Record Third-Quarter 2019 Revenue Performance - Page 4

Americas Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2019	2018			2019	2018
Revenue	$2,687.6	$2,201.6	22%	22%	$7,401.3	$6,295.1	18%	18%
Reimbursements	(1,430.3)	(1,251.5)	14	15	(4,184.8)	(3,659.6)	14	15
Revenue before reimbursements	$1,257.3	$950.1	32%	33%	$3,216.5	$2,635.5	22%	23%
Gross contract costs[1]	(200.8)	(170.7)	18	19	(580.3)	(460.4)	26	28
Net non-cash MSR and mortgage banking derivative activity	(12.7)	(5.3)	n.m.	n.m.	(17.4)	(9.3)	87	86
Fee revenue[1]	$1,043.8	$774.1	35%	35%	$2,618.8	$2,165.8	21%	21%
Leasing	460.9	413.3	12	12	1,318.0	1,119.4	18	18
Capital Markets	308.8	109.8	n.m.	n.m.	533.0	334.0	60	60
Property & Facility Management	121.7	120.1	1	2	348.9	338.4	3	4
Project & Development Services	103.3	85.6	21	22	283.7	255.3	11	12
Advisory, Consulting and Other	49.1	45.3	8	9	135.2	118.7	14	14
Segment operating income	$176.4	$104.4	69%	69%	$357.5	$251.6	42%	42%
Equity earnings	$1.5	$0.1	n.m.	n.m.	$1.6	$0.6	n.m.	n.m.
Adjusted EBITDA[1]	$201.0	$123.7	62%	63%	$431.1	$319.5	35%	35%
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Americas Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

Americas Third-Quarter 2019 Performance Highlights:
Americas revenue and fee revenue growth was broad-based across all service lines and was led by Capital Markets, primarily reflecting $180.5 million of revenue from the acquisition HFF, which was balanced between debt origination and investment sales. In addition, Leasing continued its outstanding performance across several U.S. markets and all major asset classes, reaching five consecutive quarters of double-digit year-over-year growth. Project & Development Services growth was due to new project wins as well as expanded assignments with Corporate Solutions clients. Excluding contributions from HFF, segment fee revenue growth was strong at 12%.
Adjusted EBITDA margin, calculated on a fee-revenue basis, was 19.3% in USD (19.2% in local currency) for the quarter, compared with 16.0% in 2018. The over 300 basis point margin expansion was split between organic contributions from higher-margin transactional revenues and the contribution of HFF.

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JLL Reports Record Third-Quarter 2019 Revenue Performance - Page 5

EMEA Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2019	2018			2019	2018
Revenue	$862.6	$805.6	7%	12%	$2,404.3	$2,435.8	(1)%	5%
Reimbursements	(174.1)	(171.0)	2	5	(492.4)	(480.0)	3	9
Revenue before reimbursements	$688.5	$634.6	8%	14%	$1,911.9	$1,955.8	(2)%	4%
Gross contract costs[1]	(287.5)	(237.9)	21	27	(814.9)	(820.4)	(1)	5
Fee revenue[1]	$401.0	$396.7	1%	6%	$1,097.0	$1,135.4	(3)%	2%
Leasing	71.0	78.4	(9)	(5)	185.5	205.1	(10)	(4)
Capital Markets	102.0	102.6	(1)	4	235.0	270.7	(13)	(8)
Property & Facility Management	95.3	92.0	4	9	291.6	279.6	4	11
Project & Development Services	72.4	68.7	5	10	205.3	202.3	1	7
Advisory, Consulting and Other	60.3	55.0	10	15	179.6	177.7	1	6
Segment operating income (loss)	$13.8	$11.1	24%	31%	$(16.9)	$(10.3)	(64)%	(95)%
Equity losses	$—	$—	n.m.	n.m.	$(1.0)	$—	n.m.	n.m.
Adjusted EBITDA[1]	$24.6	$22.8	8%	14%	$16.0	$26.6	(40)%	(43)%
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the EMEA Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

EMEA Third-Quarter 2019 Performance Highlights:
EMEA’s revenue and fee revenue reflected solid annuity growth in Project & Development Services and Property & Facility Management, partially offset by softness in UK Leasing. Capital Markets was in line with a decline in regional capital markets volumes (on a USD basis) from the prior-year quarter, as reported by JLL Research.
Adjusted EBITDA margin, calculated on a fee-revenue basis, was 6.1% in USD (6.2% in local currency) for the quarter, compared with 5.7% last year. The increase in profit reflected stable revenues and the results of cost management initiatives.

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JLL Reports Record Third-Quarter 2019 Revenue Performance - Page 6

Asia Pacific Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2019	2018			2019	2018
Revenue	$833.8	$790.0	6%	8%	$2,437.7	$2,314.2	5%	10%
Reimbursements	(343.6)	(330.0)	4	7	(1,044.3)	(1,007.8)	4	9
Revenue before reimbursements	$490.2	$460.0	7%	8%	$1,393.4	$1,306.4	7%	11%
Gross contract costs[1]	(225.3)	(207.7)	8	10	(667.4)	(608.4)	10	13
Fee revenue[1]	$264.9	$252.3	5%	7%	$726.0	$698.0	4%	8%
Leasing	56.4	65.4	(14)	(12)	152.0	155.5	(2)	1
Capital Markets	47.8	35.6	34	35	116.7	108.0	8	11
Property & Facility Management	76.1	76.4	—	2	224.1	213.2	5	9
Project & Development Services	40.4	34.8	16	19	110.5	101.9	8	13
Advisory, Consulting and Other	44.2	40.1	10	13	122.7	119.4	3	7
Segment operating income	$30.8	$21.8	41%	41%	$58.1	$44.3	31%	35%
Equity earnings	$0.7	$1.0	(30)%	(24)%	$1.4	$2.0	(30)%	(28)%
Adjusted EBITDA[1]	$37.7	$28.3	33%	33%	$78.6	$63.3	24%	28%
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Asia Pacific Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

Asia Pacific Third-Quarter 2019 Performance Highlights:
Asia Pacific's solid growth in revenue and fee revenue continued and was highlighted by Capital Markets, driven by large deals in Greater China and growth in Japan, and Project & Development Services, primarily due to Corporate Solutions project wins across several geographical markets. The decline in Leasing followed an outstanding third-quarter 2018.
Adjusted EBITDA margin, calculated on a fee-revenue basis, was 14.2% in USD for the quarter (14.0% in local currency), compared with 11.2% in 2018. The increase in profit and 300 basis point margin expansion primarily reflected the growth in Capital Markets revenue and improved margin contribution from continued cost discipline.

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JLL Reports Record Third-Quarter 2019 Revenue Performance - Page 7

LaSalle ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2019	2018			2019	2018
Revenue	$111.6	$172.6	(35)%	(35)%	$339.4	$383.6	(12)%	(10)%
Reimbursements(a)	(1.8)	(3.6)	(50)	(50)	(5.6)	(13.2)	(58)	(58)
Revenue before reimbursements	$109.8	$169.0	(35)%	(34)%	$333.8	$370.4	(10)%	(8)%
Gross contract costs(a)	(4.1)	(0.7)	n.m.	n.m.	(11.1)	(3.2)	n.m.	n.m.
Fee revenue[1]	$105.7	$168.3	(37)%	(36)%	$322.7	$367.2	(12)%	(10)%
Advisory fees(a)	76.6	65.5	17	19	227.2	196.1	16	19
Transaction fees & other(a)	11.7	7.9	48	47	36.9	25.6	44	47
Incentive fees	17.4	94.9	(82)	(81)	58.6	145.5	(60)	(59)
Segment operating income	$20.6	$57.3	(64)%	(64)%	$62.7	$102.2	(39)%	(36)%
Equity earnings	$14.9	$2.3	n.m.	n.m.	$30.3	$24.6	23%	24%
Adjusted EBITDA[1]	$36.5	$59.2	(38)%	(38)%	$96.4	$126.0	(23)%	(21)%
(a) Gross contract costs are primarily within Advisory fees and Reimbursements are primarily within Other.
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the LaSalle Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

LaSalle Third-Quarter 2019 Performance Highlights:
LaSalle's revenue reflected notable growth in annuity revenues, more than offset by expected lower incentive fees following a near-record 2018. Strong private equity capital raising during the trailing twelve months represented over half the growth in advisory fees with the balance attributable to assets under management from recent acquisitions.
Equity earnings were primarily attributable to net valuation increases in Asia Pacific.
Adjusted EBITDA margin was 34.5% in USD (34.3% local currency) for the quarter, compared with 35.2% last year. The nominal decline in margin reflects the lower incentive fees largely offset by higher equity earnings.

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JLL Reports Record Third-Quarter 2019 Revenue Performance - Page 8

About JLL
JLL (NYSE: JLL) is a leading professional services firm that specializes in real estate and investment management. Our vision is to reimagine the world of real estate, creating rewarding opportunities and amazing spaces where people can achieve their ambitions. In doing so, we will build a better tomorrow for our clients, our people and our communities. JLL is a Fortune 500 company with annual revenue of $16.3 billion, operations in over 80 countries and a global workforce of more than 93,000 as of September 30, 2019. JLL is the brand name, and a registered trademark, of Jones Lang LaSalle Incorporated. For further information, visit ir.jll.com.

Connect with us

Live Webcast & Audio Replay	Conference Call
Management will offer a live webcast for shareholders, analysts and investment professionals on Tuesday, November 5, 2019, at 9:00 a.m. Eastern. Following the live broadcast, an audio replay will be available for download or stream.
The link to the live webcast and audio replay can be accessed at the Investor Relations website: ir.jll.com.

Management will also conduct a conference call. If you are unable to join the live webcast and would like to participate in the teleconference, please dial into one of the following phone numbers five to ten minutes before the start time (the passcode will be required):

	■ United States callers: ■ International callers: ■ Passcode:	+1 877 701 6182 +1 647 689 5462 2491596

Supplemental Information	Contact
Supplemental information regarding the third quarter 2019 earnings call has been posted to the Investor Relations section of JLL's website: ir.jll.com.	If you have any questions, please contact Chris Stent, Executive Managing Director of Investor Relations:
	Phone:	+1 312 252 8943
	E-mail:	JLLInvestorRelations@am.jll.com
Cautionary Note Regarding Forward-Looking Statements
Statements in this news release regarding, among other things, future financial results and performance, achievements, plans, objectives and dividend payments may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the company's actual results, performance, achievements, plans, objectives and dividend payments to be materially different from those expressed or implied by such forward-looking statements. For additional information concerning risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and risks to the company's business in general, please refer to those factors discussed under “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and elsewhere in the company's Annual Report on Form 10-K for the year ended December 31, 2018, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, and June 30, 2019, and other reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this release, and except to the extent required by applicable securities laws, management expressly disclaims any obligation or undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in expectations or results, or any change in events.

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JONES LANG LASALLE INCORPORATED
Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except share and per share data)	2019	2018	2019	2018

Revenue before reimbursements	$2,545.8	$2,213.7	$6,855.6	$6,268.1
Reimbursements	1,949.8	1,756.1	5,727.1	5,160.6
Total Revenue	$4,495.6	$3,969.8	$12,582.7	$11,428.7

Operating expenses:
Compensation and benefits	$1,488.6	$1,287.0	$4,007.2	$3,624.7
Operating, administrative and other	762.0	689.4	2,241.4	2,124.5
Reimbursed expenses	1,949.8	1,756.1	5,727.1	5,160.6
Depreciation and amortization	53.6	42.7	145.6	131.1
Restructuring and acquisition charges (credits)[4]	70.0	3.7	114.3	(6.7)
Total operating expenses	4,324.0	3,778.9	12,235.6	11,034.2

Operating income	171.6	190.9	347.1	394.5

Interest expense, net of interest income	18.0	12.3	41.2	40.4
Equity earnings from real estate ventures	17.1	3.4	32.3	27.2
Other income (expense)	0.7	(0.3)	1.2	3.9

Income before income taxes and noncontrolling interest	171.4	181.7	339.4	385.2
Provision for income taxes	42.1	45.6	77.6	96.7
Net income	129.3	136.1	261.8	288.5

Net income attributable to noncontrolling interest	0.4	1.2	0.9	5.3
Net income attributable to the company	$128.9	$134.9	$260.9	$283.2

Dividends on unvested common stock, net of tax benefit	—	—	0.2	0.2
Net income attributable to common shareholders	$128.9	$134.9	$260.7	$283.0

Basic earnings per common share	$2.50	$2.96	$5.47	$6.22
Basic weighted average shares outstanding (in 000's)	51,528	45,549	47,672	45,495

Diluted earnings per common share	$2.47	$2.93	$5.42	$6.16
Diluted weighted average shares outstanding (in 000's)	52,104	45,965	48,077	45,930

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Segment Operating Results (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2019	2018	2019	2018
AMERICAS - REAL ESTATE SERVICES
Revenue	$2,687.6	$2,201.6	$7,401.3	$6,295.1
Reimbursements	(1,430.3)	(1,251.5)	(4,184.8)	(3,659.6)
Revenue before reimbursements	1,257.3	950.1	3,216.5	2,635.5
Gross contract costs[1]	(200.8)	(170.7)	(580.3)	(460.4)
Net non-cash MSR and mortgage banking derivative activity[1]	(12.7)	(5.3)	(17.4)	(9.3)
Fee revenue[1]	1,043.8	774.1	2,618.8	2,165.8

Compensation, operating and administrative expenses	1,045.6	821.2	2,770.1	2,306.8
Depreciation and amortization	35.3	24.5	88.9	77.1
Total segment operating expenses, excluding reimbursed	1,080.9	845.7	2,859.0	2,383.9
Gross contract costs[1]	(200.8)	(170.7)	(580.3)	(460.4)
Total fee-based segment operating expenses	880.1	675.0	2,278.7	1,923.5

Segment operating income	$176.4	$104.4	$357.5	$251.6
Equity earnings	1.5	0.1	1.6	0.6
Total segment income	$177.9	$104.5	$359.1	$252.2

Adjusted EBITDA[1]	$201.0	$123.7	$431.1	$319.5

EMEA - REAL ESTATE SERVICES
Revenue	$862.6	$805.6	$2,404.3	$2,435.8
Reimbursements	(174.1)	(171.0)	(492.4)	(480.0)
Revenue before reimbursements	688.5	634.6	1,911.9	1,955.8
Gross contract costs[1]	(287.5)	(237.9)	(814.9)	(820.4)
Fee revenue[1]	401.0	396.7	1,097.0	1,135.4

Compensation, operating and administrative expenses	664.6	611.7	1,896.1	1,931.4
Depreciation and amortization	10.1	11.8	32.7	34.7
Total segment operating expenses, excluding reimbursed	674.7	623.5	1,928.8	1,966.1
Gross contract costs[1]	(287.5)	(237.9)	(814.9)	(820.4)
Total fee-based segment operating expenses	387.2	385.6	1,113.9	1,145.7

Segment operating income (loss)	$13.8	$11.1	$(16.9)	$(10.3)
Equity losses	—	—	(1.0)	—
Total segment income (loss)	$13.8	$11.1	$(17.9)	$(10.3)

Adjusted EBITDA[1]	$24.6	$22.8	$16.0	$26.6

JONES LANG LASALLE INCORPORATED
Segment Operating Results (Unaudited) Continued

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2019	2018	2019	2018
ASIA PACIFIC - REAL ESTATE SERVICES
Revenue	$833.8	$790.0	$2,437.7	$2,314.2
Reimbursements	(343.6)	(330.0)	(1,044.3)	(1,007.8)
Revenue before reimbursements	490.2	460.0	1,393.4	1,306.4
Gross contract costs[1]	(225.3)	(207.7)	(667.4)	(608.4)
Fee revenue[1]	264.9	252.3	726.0	698.0

Compensation, operating and administrative expenses	452.9	432.6	1,316.0	1,245.1
Depreciation and amortization	6.5	5.6	19.3	17.0
Total segment operating expenses, excluding reimbursed	459.4	438.2	1,335.3	1,262.1
Gross contract costs[1]	(225.3)	(207.7)	(667.4)	(608.4)
Total fee-based segment operating expenses	234.1	230.5	667.9	653.7

Segment operating income	$30.8	$21.8	$58.1	$44.3
Equity earnings	0.7	1.0	1.4	2.0
Total segment income	$31.5	$22.8	$59.5	$46.3

Adjusted EBITDA[1]	$37.7	$28.3	$78.6	$63.3

LASALLE
Revenue	$111.6	$172.6	$339.4	$383.6
Reimbursements	(1.8)	(3.6)	(5.6)	(13.2)
Revenue before reimbursements	109.8	169.0	333.8	370.4
Gross contract costs[1]	(4.1)	(0.7)	(11.1)	(3.2)
Fee revenue[1]	105.7	168.3	322.7	367.2

Segment operating expenses, excluding reimbursed expenses	89.2	111.7	271.1	268.2
Gross contract costs[1]	(4.1)	(0.7)	(11.1)	(3.2)
Total fee-based segment operating expenses	85.1	111.0	260.0	265.0

Segment operating income	$20.6	$57.3	$62.7	$102.2
Equity earnings	14.9	2.3	30.3	24.6
Total segment income	$35.5	$59.6	$93.0	$126.8

Adjusted EBITDA[1]	$36.5	$59.2	$96.4	$126.0

JONES LANG LASALLE INCORPORATED
Segment Operating Results (Unaudited) Continued

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
SEGMENT RECONCILING ITEMS
Fee revenue	$1,815.4	$1,591.4	$4,764.5	$4,366.4
Gross contracts costs[1]	717.7	617.0	2,073.7	1,892.4
Net non-cash MSR and mortgage banking derivative activity[1]	12.7	5.3	17.4	9.3
Revenue before reimbursements	$2,545.8	$2,213.7	$6,855.6	$6,268.1
Reimbursements	1,949.8	1,756.1	5,727.1	5,160.6
Revenue	$4,495.6	$3,969.8	$12,582.7	$11,428.7
Segment operating expenses excluding restructuring and acquisition charges	4,254.0	3,775.2	12,121.3	11,040.9
Segment operating income	$241.6	$194.6	$461.4	$387.8
Restructuring and acquisition charges (credits)[4]	70.0	3.7	114.3	(6.7)
Operating income	$171.6	$190.9	$347.1	$394.5
Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Summarized Consolidated Statements of Cash Flows (Unaudited)
	Nine Months Ended September 30,
(in millions)	2019	2018

Cash used in operating activities	$(251.5)	$(0.3)

Cash used in investing activities	(994.1)	(147.2)

Cash provided by financing activities	1,194.6	172.5

Effect of currency exchange rate changes on cash and cash equivalents	(9.4)	(20.9)

Net change in cash and cash equivalents	$(60.4)	$4.1

Cash, cash equivalents and restricted cash, beginning of year	634.2	471.7

Cash, cash equivalents and restricted cash, end of period	$573.8	$475.8

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Consolidated Balance Sheets

	September 30,	December 31,		September 30,	December 31,
(in millions, except share and per share data)	2019	2018		2019	2018
ASSETS	(Unaudited)		LIABILITIES AND EQUITY	(Unaudited)
Current assets:			Current liabilities:
Cash and cash equivalents	$402.2	$480.9	Accounts payable and accrued liabilities	$939.0	$1,261.4
Trade receivables, net of allowances	1,769.3	1,854.0	Reimbursable payables	1,079.0	1,090.7
Notes and other receivables	398.4	363.0	Accrued compensation & benefits	1,295.2	1,604.5
Reimbursable receivables	1,470.8	1,540.5	Short-term borrowings	100.4	32.7
Warehouse receivables	825.2	331.2	Short-term contract liability and deferred income	175.1	190.4
Short-term contract assets	346.4	314.7	Short-term acquisition-related obligations	95.1	78.5
Prepaid and other	377.8	321.7	Warehouse facilities	786.4	317.9
Total current assets	5,590.1	5,206.0	Short-term operating lease liability	152.0	—
Property and equipment, net of accumulated depreciation	671.0	567.9	Other	240.5	185.7
Operating lease right-of-use asset	678.5	—	Total current liabilities	4,862.7	4,761.8
Goodwill	4,083.2	2,697.8	Noncurrent liabilities:
Identified intangibles, net of accumulated amortization	675.6	336.9	Credit facility, net of debt issuance costs(a)	1,111.7	(15.9)
Investments in real estate ventures	412.4	356.9	Long-term debt, net of debt issuance costs	653.3	671.5
Long-term receivables	238.2	199.0	Long-term deferred tax liabilities, net	113.9	32.7
Deferred tax assets, net	199.8	210.1	Deferred compensation	336.9	277.8
Deferred compensation plans	326.5	258.2	Long-term acquisition-related obligations	125.6	175.8
Other	202.6	192.7	Long-term operating lease liability	606.3	—
Total assets	$13,077.9	$10,025.5	Other	400.9	387.3
			Total liabilities	$8,211.3	$6,291.0

			Redeemable noncontrolling interest	$8.5	$—

			Company shareholders' equity:
			Common stock	0.5	0.5
			Additional paid-in capital	1,937.3	1,057.3
			Retained earnings	3,336.7	3,095.7
			Shares held in trust	(5.7)	(5.8)
			Accumulated other comprehensive loss	(484.5)	(456.2)
			Total company shareholders' equity	4,784.3	3,691.5
			Noncontrolling interest	73.8	43.0
			Total equity	4,858.1	3,734.5
			Total liabilities and equity	$13,077.9	$10,025.5

Please reference accompanying financial statement notes.
(a) As there was no outstanding balance on the Credit facility as of December 31, 2018, the negative liability reflects unamortized debt issuance costs.

JONES LANG LASALLE INCORPORATED
Financial Statement Notes

1.
Management uses certain non-GAAP financial measures to develop budgets and forecasts, measure and reward performance against those budgets and forecasts, and enhance comparability to prior periods. These measures are believed to be useful to investors and other external stakeholders as supplemental measures of core operating performance and include the following:

(i)	Fee revenue and Fee-based operating expenses,

(ii)	Adjusted EBITDA attributable to common shareholders ("Adjusted EBITDA") and Adjusted EBITDA margin,

(iii)	Adjusted net income attributable to common shareholders and Adjusted diluted earnings per share, and

(iv)	Percentage changes against prior periods, presented on a local currency basis.
However, non-GAAP financial measures should not be considered alternatives to measures determined in accordance with U.S. generally accepted accounting principles (“GAAP”). Any measure that eliminates components of a company’s capital structure, cost of operations or investments, or other results has limitations as a performance measure. In light of these limitations, management also considers GAAP financial measures and does not rely solely on non-GAAP financial measures. Because the company's non-GAAP financial measures are not calculated in accordance with GAAP, they may not be comparable to similarly titled measures used by other companies.
Adjustments to GAAP Financial Measures Used to Calculate non-GAAP Financial Measures
Gross Contract Costs represent certain costs associated with client-dedicated employees, and third-party vendors and subcontractors and are indirectly reimbursed through the fees we receive. These costs are presented on a gross basis in Operating expenses with the corresponding fees in Revenue before reimbursements. However, as we generally earn little to no margin on such costs, excluding gross contract costs from both Fee revenue and Fee-based operating expenses more accurately reflects how the company manages its expense base and operating margins and also enables a more consistent performance assessment across a portfolio of contracts with varying payment terms and structures, including those with direct versus indirect reimbursement of such costs.
Net Non-Cash Mortgage Servicing Rights ("MSR") and Mortgage Banking Derivative Activity consists of the balances presented within Revenue composed of (i) derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity and (ii) gains recognized from the retention of MSR upon origination and sale of mortgage loans, offset by (iii) amortization of MSR intangible assets over the period that net servicing income is projected to be received. Non-cash derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity are calculated as the estimated fair value of loan commitments and subsequent changes thereof, primarily represented by the estimated net cash flows associated with future servicing rights. MSR gains and corresponding MSR intangible assets are calculated as the present value of estimated cash flows over the estimated mortgage servicing periods. The above activity is reported entirely within Revenue of the Capital Markets service line of the Americas segment. Excluding net non-cash MSR and mortgage banking derivative activity reflects how the company manages and evaluates performance because the excluded activity is non-cash in nature.

Restructuring and Acquisition Charges primarily consist of: (i) severance and employment-related charges, including those related to external service providers, incurred in conjunction with a structural business shift, which can be represented by a notable change in headcount, change in leadership or transformation of business processes; (ii) acquisition and integration-related charges, including fair value adjustments, which are generally non-cash in the periods such adjustments are made, to assets and liabilities recorded in purchase accounting such as earn-out liabilities and intangible assets; and (iii) lease exit charges. Such activity is excluded as the amounts are generally either non-cash in nature or the anticipated benefits from the expenditures would not likely be fully realized until future periods. Restructuring and acquisition charges are excluded from segment operating results and therefore not a line item in the segments’ reconciliation to Adjusted EBITDA.
Amortization of Acquisition-Related Intangibles, primarily composed of the estimated fair value ascribed at closing of an acquisition to assets such as acquired management contracts, customer backlog and relationships, and trade name, is more notable following the company's increase in acquisition activity in recent years. Such activity is excluded as the change in period-over-period activity is generally the result of longer-term strategic decisions and therefore not necessarily indicative of core operating results.
Reconciliation of Non-GAAP Financial Measures
Below are reconciliations of (i) Revenue to Fee revenue and (ii) Operating expenses to Fee-based operating expenses:

	Three months ended September 30,		Nine months ended September 30,
($ in millions)	2019	2018	2019	2018

Revenue	$4,495.6	$3,969.8	$12,582.7	$11,428.7
Reimbursements	(1,949.8)	(1,756.1)	(5,727.1)	(5,160.6)
Revenue before reimbursements	2,545.8	2,213.7	6,855.6	6,268.1
Gross contract costs	(717.7)	(617.0)	(2,073.7)	(1,892.4)
Net non-cash MSR and mortgage banking derivative activity	(12.7)	(5.3)	(17.4)	(9.3)
Fee revenue	$1,815.4	$1,591.4	$4,764.5	$4,366.4

Operating expenses	$4,324.0	$3,778.9	$12,235.6	$11,034.2
Reimbursed expenses	(1,949.8)	(1,756.1)	(5,727.1)	(5,160.6)
Gross contract costs	(717.7)	(617.0)	(2,073.7)	(1,892.4)
Fee-based operating expenses	$1,656.5	$1,405.8	$4,434.8	$3,981.2

Below is (i) a reconciliation of Net income attributable to common shareholders to EBITDA and Adjusted EBITDA, (ii) the Net income margin attributable to common shareholders (against Revenue before reimbursements), and (iii) the Adjusted EBITDA margin (presented on a local currency and on a fee-revenue basis). Following this is the (i) reconciliation to adjusted net income and (ii) components of adjusted diluted earnings per share.

	Three months ended September 30,		Nine months ended September 30,
($ in millions)	2019	2018	2019	2018

Net income attributable to common shareholders	$128.9	$134.9	$260.7	$283.0
Add:
Interest expense, net of interest income	18.0	12.3	41.2	40.4
Provision for income taxes	42.1	45.6	77.6	96.7
Depreciation and amortization	53.6	42.7	145.6	131.1
EBITDA	$242.6	$235.5	$525.1	$551.2
Adjustments:
Restructuring and acquisition charges (credits)[4]	70.0	3.7	114.3	(6.7)
Net non-cash MSR and mortgage banking derivative activity	(12.7)	(5.3)	(17.4)	(9.3)
Adjusted EBITDA	$299.9	$233.9	$622.0	$535.2
Net income margin attributable to common shareholders	5.1%	6.1%	3.8%	4.5%
Adjusted EBITDA margin	16.3%	14.7%	12.8%	12.3%

	Three months ended September 30,		Nine months ended September 30,
(In millions, except share and per share data)	2019	2018	2019	2018

Net income attributable to common shareholders	$128.9	$134.9	$260.7	$283.0
Diluted shares (in thousands)	52,104	45,965	48,077	45,930
Diluted earnings per share	$2.47	$2.93	$5.42	$6.16

Net income attributable to common shareholders	$128.9	$134.9	$260.7	$283.0
Adjustments:
Restructuring and acquisition charges (credits)[4]	70.0	3.7	114.3	(6.7)
Net non-cash MSR and mortgage banking derivative activity	(12.7)	(5.3)	(17.4)	(9.3)
Amortization of acquisition-related intangibles	15.0	6.9	30.0	21.5
Tax impact of adjusted items(a)	(17.7)	(1.3)	(27.5)	(1.4)
Adjusted net income attributable to common shareholders	$183.5	$138.9	$360.1	$287.1
Diluted shares (in thousands)	52,104	45,965	48,077	45,930
Adjusted diluted earnings per share	$3.52	$3.02	$7.49	$6.25
(a) In the first and third quarters of 2019 and the first nine months of 2018, the tax impact of adjusted items was calculated using the consolidated effective tax rate as this was deemed to approximate the tax impact of adjusted items calculated using applicable statutory tax rates. The tax impact of adjusted items for the second quarter of 2019 was calculated using the applicable statutory rates by tax jurisdiction.

Operating Results - Local Currency
In discussing operating results, the company reports Adjusted EBITDA margins and refers to percentage changes in local currency, unless otherwise noted. Amounts presented on a local currency basis are calculated by translating the current period results of foreign operations to U.S. dollars using the foreign currency exchange rates from the comparative period. Management believes this methodology provides a framework for assessing performance and operations excluding the effect of foreign currency fluctuations.
The following table reflects the reconciliation to local currency amounts for consolidated (i) revenue, (ii) fee revenue, (iii) operating income and (iv) Adjusted EBITDA.

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions)	2019	% Change	2019	% Change
Revenue:
At current period exchange rates	$4,495.6	13%	$12,582.7	10%
Impact of change in exchange rates	65.4	n/a	285.1	n/a
At comparative period exchange rates	$4,561.0	15%	$12,867.8	13%

Fee revenue:
At current period exchange rates	$1,815.4	14%	$4,764.5	9%
Impact of change in exchange rates	27.0	n/a	107.1	n/a
At comparative period exchange rates	$1,842.4	16%	$4,871.6	12%

Operating income:
At current period exchange rates	$171.6	(10)%	$347.1	(12)%
Impact of change in exchange rates	1.1	n/a	0.7	n/a
At comparative period exchange rates	$172.7	(10)%	$347.8	(12)%

Adjusted EBITDA:
At current period exchange rates	$299.9	28%	$622.0	16%
Impact of change in exchange rates	1.3	n/a	3.5	n/a
At comparative period exchange rates	$301.2	29%	$625.5	17%

2.
The company considers "annuity revenue" to be (i) 100% of Property & Facility Management, (ii) 50% of Leasing, (iii) 50% of Project & Development Services, and (iv) 50% of Advisory, Consulting and Other Revenue, as well as (v) LaSalle Advisory Fees. For purposes of distinguishing organic from acquisition-related contributions, the population of acquisitions includes those completed in the trailing four quarters inclusive of the current reported quarter.

3.
Each geographic segment offers the company's full range of RES businesses consisting primarily of (i) tenant representation and agency leasing, (ii) capital markets, (iii) property management and facilities management, (iv) project and development services, and (v) advisory, consulting and valuations services. LaSalle provides investment management services to institutional investors and high-net-worth individuals.

4.
Restructuring and acquisition charges are excluded from the company's measure of segment operating results, although they are included within consolidated Operating income calculated in accordance with GAAP. For purposes of segment operating results, the allocation of restructuring and acquisition charges to the segments is not a component of management’s assessment of segment performance.

The table below shows the restructuring and acquisition charges for the third quarter. Included in the 2019 activity was $60.1 million of charges relating to the acquisition of HFF (including transaction/deal costs, retention and severance expense, early lease termination costs, and other integration expenses).

	Three Months Ended September 30,
(in millions)	2019	2018
Severance and other employment-related charges	$7.2	$6.1
Restructuring, pre-acquisition and post-acquisition charges	62.1	0.3
Fair value adjustments that resulted in a net increase (decrease) to earn-out liabilities from prior-period acquisition activity	0.7	(2.7)
Total restructuring & acquisition charges	$70.0	$3.7

5.
The consolidated statements of cash flows are presented in summarized form. For complete consolidated statements of cash flows, please refer to the company's Form 10-Q for the quarter ended September 30, 2019, to be filed with the SEC in the near future.

6.
As of September 30, 2019, LaSalle had $67.8 billion of real estate assets under management (AUM), composed of $39.4 billion invested in separate accounts, $22.9 billion invested in fund management vehicles and $5.5 billion invested in public securities. The geographic distribution of separate accounts and fund management investments was $21.5 billion in North America, $15.9 billion in the UK, $9.7 billion in Asia Pacific and $7.2 billion in continental Europe. The remaining $8.0 billion relates to Global Partner Solutions (GPS) which is a global business line.

AUM decreased 1% in USD and local currency from $68.4 billion as of June 30, 2019. The AUM increase resulted from (i) $2.1 billion of acquisitions and (ii) $0.7 billion of net valuation increases, partially offset by (iii) $3.3 billion of dispositions and withdrawals and (iv) $0.1 billion of foreign currency decreases.
Assets under management data for separate accounts and fund management amounts are reported on a one-quarter lag. In addition, LaSalle raised $0.7 billion in private equity capital for the quarter ended September 30, 2019.

7.	EMEA: Europe, Middle East and Africa. Greater China: China, Hong Kong, Macau and Taiwan.

8.	n/m: not meaningful, represented by a percentage change of greater than 100%, favorably or unfavorably.

Appendix: Revenue, Revenue before Reimbursements and Fee Revenue by Service Line

	Three months ended September 30, 2019				Three months ended September 30, 2018
(in millions)	Americas	EMEA	Asia Pacific	Total	Americas	EMEA	Asia Pacific	Total
Revenue
Leasing	$472.7	72.2	59.4	$604.3	$424.0	80.1	69.3	$573.4
Capital Markets	323.2	106.2	50.6	480.0	115.6	108.9	39.5	264.0
Property & Facility Management	1,386.3	387.1	539.4	2,312.8	1,271.5	336.3	529.2	2,137.0
Project & Development Services	406.0	234.2	145.7	785.9	304.7	220.1	108.7	633.5
Advisory, Consulting and Other	99.4	62.9	38.7	201.0	85.8	60.2	43.3	189.3
RES revenue	$2,687.6	862.6	833.8	$4,384.0	$2,201.6	805.6	790.0	$3,797.2
LaSalle				111.6				172.6
Consolidated revenue				$4,495.6				$3,969.8

Revenue before reimbursements
Leasing	$469.2	72.0	59.3	$600.5	$421.8	80.1	69.0	$570.9
Capital Markets	321.5	106.0	49.9	477.4	114.9	108.6	38.0	261.5
Property & Facility Management	247.3	216.4	241.8	705.5	229.1	199.8	248.8	677.7
Project & Development Services	137.8	230.3	93.1	461.2	114.4	186.6	71.7	372.7
Advisory, Consulting and Other	81.5	63.8	46.1	191.4	69.9	59.5	32.5	161.9
RES revenue before reimbursements	$1,257.3	688.5	490.2	$2,436.0	$950.1	634.6	460.0	$2,044.7
LaSalle				109.8				169.0
Consolidated revenue before reimbursements				$2,545.8				$2,213.7

Fee revenue
Leasing	$460.9	71.0	56.4	$588.3	$413.3	78.4	65.4	$557.1
Capital Markets	308.8	102.0	47.8	458.6	109.8	102.6	35.6	248.0
Property & Facility Management	121.7	95.3	76.1	293.1	120.1	92.0	76.4	288.5
Project & Development Services	103.3	72.4	40.4	216.1	85.6	68.7	34.8	189.1
Advisory, Consulting and Other	49.1	60.3	44.2	153.6	45.3	55.0	40.1	140.4
RES fee revenue	$1,043.8	401.0	264.9	$1,709.7	$774.1	396.7	252.3	$1,423.1
LaSalle				105.7				168.3
Consolidated fee revenue				$1,815.4				$1,591.4

Appendix: Revenue, Revenue before Reimbursements and Fee Revenue by Service Line (continued)

	Nine months ended September 30, 2019				Nine months ended September 30, 2018
(in millions)	Americas	EMEA	Asia Pacific	Total	Americas	EMEA	Asia Pacific	Total
Revenue
Leasing	$1,354.3	190.3	161.5	$1,706.1	$1,151.4	211.9	165.2	$1,528.5
Capital Markets	553.1	248.7	128.2	930.0	344.4	288.1	122.2	754.7
Property & Facility Management	4,119.2	1,137.0	1,630.6	6,886.8	3,713.4	1,078.9	1,590.6	6,382.9
Project & Development Services	1,091.5	633.9	393.9	2,119.3	848.8	663.5	309.8	1,822.1
Advisory, Consulting and Other	283.2	194.4	123.5	601.1	237.1	193.4	126.4	556.9
RES revenue	$7,401.3	2,404.3	2,437.7	$12,243.3	$6,295.1	2,435.8	2,314.2	$11,045.1
LaSalle				339.4				383.6
Consolidated revenue				$12,582.7				$11,428.7

Revenue before reimbursements
Leasing	$1,343.9	190.0	160.7	$1,694.6	$1,145.0	211.6	164.6	$1,521.2
Capital Markets	550.7	248.2	124.5	923.4	343.2	287.4	116.3	746.9
Property & Facility Management	717.5	666.3	710.1	2,093.9	642.6	673.6	695.7	2,011.9
Project & Development Services	374.7	613.4	266.5	1,254.6	316.5	591.8	204.7	1,113.0
Advisory, Consulting and Other	229.7	194.0	131.6	555.3	188.2	191.4	125.1	504.7
RES revenue before reimbursements	$3,216.5	1,911.9	1,393.4	$6,521.8	$2,635.5	1,955.8	1,306.4	$5,897.7
LaSalle				333.8				370.4
Consolidated revenue before reimbursements				$6,855.6				$6,268.1

Fee revenue
Leasing	$1,318.0	185.5	152.0	$1,655.5	$1,119.4	205.1	155.5	$1,480.0
Capital Markets	533.0	235.0	116.7	884.7	334.0	270.7	108.0	712.7
Property & Facility Management	348.9	291.6	224.1	864.6	338.4	279.6	213.2	831.2
Project & Development Services	283.7	205.3	110.5	599.5	255.3	202.3	101.9	559.5
Advisory, Consulting and Other	135.2	179.6	122.7	437.5	118.7	177.7	119.4	415.8
RES fee revenue	$2,618.8	1,097.0	726.0	$4,441.8	$2,165.8	1,135.4	698.0	$3,999.2
LaSalle				322.7				367.2
Consolidated fee revenue				$4,764.5				$4,366.4